Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of December 14, 2012

Among

BROOKFIELD RESIDENTIAL PROPERTIES INC.

THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

6.500% SENIOR NOTES DUE 2020

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors

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INDENTURE, dated as of December 14, 2012, among Brookfield Residential Properties Inc., an Ontario corporation (the “Issuer”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, and Wells Fargo Bank, National Association, as the Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of and issue of $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2020 (the “Initial Notes”); and

WHEREAS, the Issuer and each of the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business.

“Additional Notes” means Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09, as part of the same series as the Initial Notes whether or not they bear the same CUSIP number.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Indebtedness” means Indebtedness of the Issuer or its Restricted Subsidiaries to Brookfield Asset Management Inc. or its Affiliates for the purpose of financing a Permitted Business.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Accounting Standards” means, as of the Issue Date, GAAP; provided, however, that the Issuer may, upon not less than sixty (60) days’ prior written notice to the Trustee, change the Applicable Accounting Standards to IFRS; provided that any change in the Applicable Accounting Standards shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of (as determined and calculated by the Issuer):

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07) of such Note at December 15, 2015, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the redemption date) to, but excluding, December 15, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease (other than operating leases), conveyance or other disposition (including by merger, amalgamation, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and

(2) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any such Restricted Subsidiary (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or any of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10 million;

(2) a transfer of assets (including through a merger, amalgamation or consolidation) between or among the Issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to any other Restricted Subsidiary of the Issuer or to the Issuer;

(4) the sale, factoring or lease of inventory (including commercial properties, development rights, homes, Housing Units, land, Lots and all or portions of master planned communities, including in each case any facilities or amenities relating thereto), Model Home Units, mortgages or other loans, services or accounts receivable (including at a discount and in connection with factoring arrangements), or other assets in the ordinary course of business or consistent with past practice (including back-to-back acquisitions and resales of such assets) and any sale or other disposition of damaged, worn-out, negligible, surplus or obsolete assets;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that does not violate Section 4.07;

(7) the unwinding of any Hedging Obligations;

(8) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(9) the sale, lease, conveyance, disposition or other transfer of the securities of, or any Investment in, any Unrestricted Subsidiary;

(10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(12) leases or subleases, or assignments of leased facilities, to third persons;

(13) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(14) the creation or realization of a Lien to the extent that the granting of such Lien was not in violation of Section 4.12;

(15) the issuance of preferred stock of a Restricted Subsidiary of the Issuer pursuant to Section 4.09;

(16) the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries;

(17) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(18) solely for purposes of Section 4.10(a), the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements.

“Bankruptcy Law” means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), in each case, as amended, or any similar federal, Canadian, provincial, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is defined in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the Province of Ontario. If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding Business Day.

“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) U.S. dollars, Canadian dollars or any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any U.S. or Canadian commercial bank having capital and surplus of not less than $250.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons (other than Affiliates of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar funds either having (A) assets in excess of $250.0 million or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(7) readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States or Canada or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition; and

(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, other than a Specified Sale, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than Permitted Holders, becomes the Beneficial Owner of Voting Stock of the Issuer representing more than 50% of the voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer, any merger, consolidation, amalgamation, liquidation or dissolution of the Issuer or any direct or indirect transfer of securities. For purposes of this clause (3), the Permitted Holders shall be deemed to Beneficially Own any Voting Stock of a Person held by any other Person (the “parent entity”) so long as the Permitted Holders Beneficially Own directly or indirectly in the aggregate a majority of the voting power of the Voting Stock of the parent entity.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Restricted Subsidiaries and the Issuer shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger, amalgamation or consolidation of the Issuer (or any direct or indirect parent thereof) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer (or direct or indirect parent thereof) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow Available for Fixed Charges” of the Issuer and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:

(i) Consolidated Net Income, plus

(ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and non-recurring gains or losses on Asset Sales), plus

(iii) Consolidated Interest Incurred, plus

(iv) all depreciation, and, without duplication, amortization (including capitalized interest amortized to cost of sales), plus

(v) all other non-cash items reducing Consolidated Net Income during such period, plus

(vi) any expenses or charges related to any Equity Offering, Permitted Investment, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (x) fees, expenses or charges related to the offering of the Notes and (y) any amendment or other modification of the Notes, in each case to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(vii) any restructuring charges, integration costs or costs associated with establishing new facilities (which, for the avoidance of doubt, shall include retention, severance, relocation, workforce reduction, contract termination, systems establishment costs and facilities consolidation costs) certified by the chief financial officer of the Issuer and deducted (and not added back) in computing Consolidated Net Income; minus

(viii) all other non-cash items increasing Consolidated Net Income during such period, other than the accrual of revenue in the ordinary course of business;

all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in accordance with Applicable Accounting Standards.

“Consolidated Income Tax Expense” of the Issuer for any period means the income tax expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with the Applicable Accounting Standards.

“Consolidated Interest Incurred” of the Issuer for any period means, without duplication, the aggregate amount, determined on a consolidated basis in accordance with Applicable Accounting Standards, of (i) interest which, in conformity with Applicable Accounting Standards, would be set opposite the caption “interest expense” or any like caption on an income statement for the Issuer and its Restricted Subsidiaries for such period (including imputed interest included on Capital Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales and other than any non-cash expense attributable to mark-to-market valuation of Hedging Obligations or other derivative instruments and the write-off of deferred financing and issuance costs) and includes, with respect to the Issuer and its Restricted Subsidiaries, without duplication, all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Issuer or a Restricted Subsidiary under any Guarantee of Indebtedness (including a Guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of cash dividends on Disqualified Stock recognized by the Issuer on any Disqualified Stock whether or not declared during such period.

“Consolidated Net Income” of the Issuer for any period means the aggregate Net Income of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards; provided that there shall be excluded from such Net Income (to the extent otherwise included therein), without duplication:

(i) the Net Income of any Person (other than a Restricted Subsidiary) in which any Person (including an Unrestricted Subsidiary) other than the Issuer or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;

(ii) except to the extent includable in Consolidated Net Income pursuant to clause (i) of this definition, the Net Income of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with the Issuer or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(iii) solely for the purpose of determining the Cumulative Buildup Basket, the Net Income of any Non-Guarantor only to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Non-Guarantor of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Non-Guarantor during such period;

(iv) in the case of a successor to the Issuer by consolidation, amalgamation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation, amalgamation or transfer of assets;

(v) the gains and losses realized during such period by the Issuer or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Issuer or extinguishment of Indebtedness of the Issuer or any of its Restricted Subsidiaries, (b) Asset Sales by the Issuer or any of its Restricted Subsidiaries and (c) other extraordinary, non-recurring or unusual items realized by the Issuer or any of its Restricted Subsidiaries (other than, solely for the purpose of determining the Cumulative Buildup Basket, gains in connection with the proceeds of any life insurance policy);

(vi) any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(vii) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(viii) the cumulative effect of a change in accounting principles;

(ix) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees;

(x) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from hedge agreements for currency exchange risk); and

(xi) any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to Applicable Accounting Standards.

“Consolidated Tangible Assets” of the Issuer means, with respect to any determination date, the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with Applicable Accounting Standards, less Intangible Assets, as reflected on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Consolidated Tangible Net Worth” of the Issuer means, with respect to any determination date, the stockholders’ equity of the Issuer and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with Applicable Accounting Standards, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Corporate Trust Office” means (a) with respect to the Trustee, the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of this Indenture is located, (i) for purposes of transfers, exchanges or surrender of the Notes or for presentment of Notes for final payment thereon, at Wells Fargo Bank, National Association, as Trustee and Registrar – DAPS Reorg, MAC N9303-121, 608 2nd Avenue South, Minneapolis, MN, 55479, Telephone No.: (877) 872-4605, Fax No.: (866) 969-1290, Email: DAPSReorg@wellsfargo.com and (ii) for all other purposes, at Wells Fargo Bank, National Association, Corporate Trust Services, 150 East 42nd Street, 40th Floor, New York, New York, 10017, Office: (917) 260-1550, Fax: (917) 260-1593/FaxCom (866) 529-8754, Email: yana.kislenko@wellsfargo.com, Attention: Yana Kislenko – Brookfield Residential Properties Inc.

“Credit Agreements” means (i) that certain Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Brookfield Residential (Alberta) LP, as borrower, and The Bank of Nova Scotia, as lender, (ii) that certain Amended and Restated Credit Agreement, dated December 31, 2010, by and among Carma Developers LP, as borrower, Carma Ltd., as General Partner, The Toronto-Dominion Bank as agent, and the credit parties and lenders from time to time thereto providing for revolving credit borrowings, and (iii) that certain Modified Line of Credit Loan Agreement, dated as of March 30, 2012, by and among Brookfield Financial California LLC, as borrower, Brookfield Homes Holdings LLC, as guarantor, and Bank of America, National Association, as lender, in each case, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities, commercial paper facilities or debt securities or other forms of debt financing, in each case, with banks, institutional investors or other lenders or credit providers or a trustee providing for the revolving credit loans, term loans, project loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related Notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Custodian” means, with respect to the Notes in global form, Wells Fargo Bank, National Association, as custodian or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, a Person specified in Section 2.03 as the Depositary with respect to the Notes and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated SPE Debt” with respect to any SPE means Indebtedness for which the creditor thereof does not have recourse to assets for collection of principal and interest on such Indebtedness other than the assets of such SPE and its Subsidiaries. Indebtedness which is otherwise

Designated SPE Debt shall not lose its character as Designated SPE Debt because there is recourse to the Issuer, a Restricted Subsidiary or other Person for or in respect of (a) environmental warranties and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens, (c) a voluntary bankruptcy filing (or similar filing or action) or involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guarantees in non-recourse financings of real estate, (d) performance and completion guarantees or (e) financial guarantees by the Issuer or any of its Restricted Subsidiaries incurred in compliance with Section 4.09 (other than pursuant to clause (25) of the definition of “Permitted Debt”).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Person that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 4.07 shall not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock and, for the avoidance of doubt, phantom stock or deferred stock units issued as compensation).

“Equity Offering” means a public or private offering after the Issue Date of Capital Stock (other than Disqualified Stock) of the Issuer or a direct or indirect parent of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Contribution” means cash or Cash Equivalents received by the Issuer as capital contributions to its common equity (other than through the issuance of Disqualified Stock) or from the issuance or sale (other than to a Subsidiary) of Capital Stock of the Issuer (other than Disqualified Stock), in each case, to the extent designated as an Excluded Contribution pursuant to an officer’s certificate of the Issuer.

“Existing Indebtedness” means Indebtedness existing on the Issue Date (other than the Credit Agreements, the Existing Project Loans (and Guarantees thereof) and any Affiliate Indebtedness) after giving effect to the Transactions, plus interest accruing thereon.

“Existing Project Loans” means all of the project loans of the Issuer and its Restricted Subsidiaries in existence on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors or Senior Management of the Issuer (unless otherwise provided in this Indenture) and shall be evidenced by a board resolution or certificate of Senior Management, as applicable.

“Fixed Charge Coverage Ratio” of the Issuer means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Issuer for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to (ii) the aggregate Consolidated Interest Incurred of the Issuer and its Restricted Subsidiaries for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that:

(i) with respect to any Indebtedness incurred since the beginning of such four fiscal quarter period, including on the date of determination, such Indebtedness shall be assumed to have been incurred as of the first day of such four full fiscal quarter period; provided, however, that the pro forma calculation of Consolidated Interest Incurred shall not give effect to any Indebtedness incurred on the date of determination pursuant to Section 4.09(b);

(ii) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) since the beginning of such four full fiscal quarter period, including on the date of determination, such Indebtedness shall be assumed to have been repaid on the first day of such four full fiscal quarter period; provided, however, that the pro forma calculation of Consolidated Interest Incurred shall not give effect to the discharge on the date of determination of any Indebtedness to the extent such discharge results from the proceeds of Indebtedness incurred on the date of determination pursuant to Section 4.09(b);

(iii) with respect to the incurrence of any Acquired Debt since the beginning of such four full fiscal quarter period, such Indebtedness and any proceeds therefrom shall be assumed to have been incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such incurrence, becomes a Restricted Subsidiary of the Issuer or is merged with or into the Issuer or one of the Issuer’s Restricted Subsidiaries or whose assets are acquired, shall be included, on a pro forma basis (including any acquisition made by such Person during the four full fiscal quarter period), in the calculation of the Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period (without giving effect to clause (ii) of the definition of Consolidated Net Income);

(iv) with respect to any other transaction pursuant to which any Person becomes a Restricted Subsidiary of the Issuer (including the designation of an Unrestricted Subsidiary as a Restricted Subsidiary of the Issuer) or is merged or amalgamated with or into the Issuer or one of the Issuer’s Restricted Subsidiaries or pursuant to which any Person’s assets are acquired since the beginning of such four full fiscal quarter period, such Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction (including any acquisition made by such Person during the four full fiscal quarter period) had occurred on the first day of such four full fiscal quarter period (without giving effect to clause (ii) of the definition of Consolidated Net Income); and

(v) with respect to any discontinuation of any discontinued operations, pro forma effect shall be given, but, in the case of Consolidated Interest Incurred, only to the extent that the obligations giving rise to the Consolidated Interest Incurred shall not be obligations of such Person or any of its Restricted Subsidiaries following the transaction date.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period. If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America or Canada (including any agency or instrumentality thereof) and the payment for which, in the case of Government Securities of the United States, the United States or, in the case of Government Securities of Canada, Canada pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term “Guarantee” shall not include Liens permitted by clause (n) of the definition of Permitted Liens.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Housing Unit” means a detached or attached single-family house or condominium unit (but excluding mobile homes) owned by the Issuer or a Subsidiary of the Issuer (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect from time to time; provided that, for the purposes of any determination under this Indenture, IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under GAAP in effect on the Issue Date to be classified as indebtedness or a finance or capital lease.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Issuer (1) the tangible assets of which (when combined with the tangible assets of such Restricted Subsidiary’s Restricted Subsidiaries and after intercompany eliminations and excluding, for the avoidance of doubt, any asset held by such Restricted Subsidiary solely as a nominee for any other Person or Persons) at the last day of the most recent fiscal quarter ending prior to the date of determination for which internal financial statements are available is less than or equal to $3.0 million, as determined in accordance with Applicable Accounting Standards, and (2) does not, directly or indirectly, hold Capital Stock of any U.S. SPE.

“incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, issue, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication,

(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with Applicable Accounting Standards);

(iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued in connection with trade payables and for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person, in each case in the ordinary course of business);

(iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by this Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by this Indenture);

(v) all Capital Lease Obligations of such Person;

(vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person to the extent of the Fair Market Value of such asset (other than a Lien permitted by clause (n) of the definition of Permitted Lien);

(vii) all Indebtedness of others Guaranteed by, or otherwise the liability of, such Person to the extent of such Guarantee or liability; and

(viii) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock shall equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

provided, that Indebtedness shall not include (i) accrued expenses, accounts payable, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business and (ii) any obligations in respect of registration as a registered vendor and/or builder under the Ontario New Home Warranty Act, The Alberta New Home Warranty program and any similar warranty program.

The amount of Indebtedness of any Person at any date shall be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the outstanding balance at such date of all unconditional obligations as described above;

(c) the maximum liability of such Person for any contingent obligations under clause (vii) of this definition;

(d) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(e) in the case of clause (vi) of this definition (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (1) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) amount of the Indebtedness secured; and

(f) calculated without giving effect to any increase or decrease as a result of any embedded derivative created by the terms of such Indebtedness.

“Indebtedness to Tangible Net Worth Ratio” of the Issuer means, with respect to any determination date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness incurred under clause (6), (7), (8), (9), (10), (12), (14), (16), (17), (18), (19), (20), (26) or (27) of the definition of “Permitted Debt” to (ii) Consolidated Tangible Net Worth of the Issuer, in each case, as of the determination date. The Indebtedness to Tangible Net Worth Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Fixed Charge Coverage Ratio.

“Indenture” means this Indenture dated as of December 14, 2012, among the Issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as the Trustee, as amended or supplemented from time to time.

“Independent Qualified Party” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing in the United States or Canada that is, in the good faith judgment of Senior Management, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Issuer.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, CIBC World Markets Corp., HSBC Securities (USA) Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means June 15 and December 15 of each year until the stated maturity of the Notes, commencing on June 15, 2013.

“Intangible Assets” of the Issuer means the amount (to the extent reflected in determining consolidated stockholders’ equity) of:

(1) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Issuer or any Restricted Subsidiary; and

(2) all goodwill, trade names, trademarks, patents, and other like intangibles.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, and BBB- (or the equivalent), in the case of S&P, or an equivalent rating in the case of any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns of such Investment (including returns of principal and proceeds of sale).

“Issue Date” means December 14, 2012.

“Issuer” has the meaning set forth in the recitals hereto or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lots” means all land owned by the Issuer or a Subsidiary of the Issuer which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE MKT, The Nasdaq Stock Market or the Toronto Stock Exchange and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange, the NYSE MKT or the Toronto Stock Exchange or covered by at least two reputable market makers.

“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its debt rating business.

“Mortgage Loan Subsidiary” means any Restricted Subsidiary of the Issuer substantially all of whose operation consists of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker or mortgage loans and other activities customarily associated with mortgage banking and related businesses.

“Net Income” means, with respect to any specified Person, such Person’s net income (loss) attributable to owners, determined in accordance with Applicable Accounting Standards and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting, investment banking and other professional fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer, in each case, after taking into account:

(1) any available tax credits or deductions and any tax sharing arrangements;

(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards;

(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary of the Issuer after such sale or other disposition thereof;

(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6) in the event that a Restricted Subsidiary of the Issuer consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Issuer or any Restricted Subsidiary of the Issuer.

“Non-Guarantor” means any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any Restricted Subsidiary of the Issuer (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than in each case Indebtedness secured by Liens permitted by clause (o) of the definition of Permitted Liens;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness, of the Issuer to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they shall not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary of the Issuer, other than the Equity Interests of an Unrestricted Subsidiary owned by the Issuer or its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the final offering circular, dated December 11, 2012, relating to the offer and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or Subsidiary Guarantor, as the case may be.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer.

“PAPA” means an arrangement, other than with an Affiliate of the Issuer, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of such real estate (or a portion thereof) and which payments may be contingent on the sale price of such real estate (or portion thereof), which arrangement may include (1) adjustments to the land purchase price, (2) profit participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.

“Pari Passu Indebtedness” means:

(1) all Indebtedness of the Issuer or any Subsidiary Guarantor outstanding under any Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations with respect thereto, and any other Indebtedness of the Issuer or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless, in each case, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(2) all Obligations with respect to the items listed in the preceding clause (1) of this definition.

Notwithstanding anything to the contrary in the preceding clauses (1) and (2) of this definition, Pari Passu Indebtedness shall not include:

(1) any intercompany Indebtedness of the Issuer or any of its Subsidiaries to any of its Affiliates;

(2) any trade payables;

(3) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities shall not cease to be Pari Passu Indebtedness as a result of this clause (3) if the lenders or agents thereunder obtained a representation from the Issuer or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by this Indenture; or

(4) Indebtedness which is classified as non-recourse in accordance with Applicable Accounting Standards or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the U.S. Bankruptcy Code.

“Permitted Business” means (i) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses described in clause (i) of this definition and (iii) any business in the homebuilding, real estate development or community planning industries, including for the avoidance of doubt, property management, commercial property development, mortgage or infrastructure lending and asset or fund management related to commercial or residential real estate.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of a Permitted Business as a means of acquiring or developing land or any other real property interests through agreements, transactions, interests or arrangements that, among other things, permit a Person to share (or have the effect of sharing) risks or costs, to participate in (or have the effect of participating in) the economics of land or real property or development projects or to comply with any regulatory agreements or requirements, including (a) co-tenancies, co-ownerships and the holding of ownership interests through nominee companies to hold title to land or other real property interests and (b) Investments in the form of or pursuant to joint development agreements, partnership agreements, limited liability company agreements, trust agreements, joint venture agreements or other similar agreements with third parties.

“Permitted Holders” means (i) Brookfield Asset Management Inc. and its Affiliates (including any investment partnership or fund managed by any of them) and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons in clause (i) are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such foregoing Persons in clause (i), collectively, have Beneficial Ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities held by such “group.”

“Permitted Investment” means:

(1) any Investment in Cash Equivalents;

(2) any Investment in (a) the Issuer or any Restricted Subsidiary or (b) any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated, amalgamated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Issuer or a Restricted Subsidiary;

(3) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition not constituting an Asset Sale;

(4) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(5) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary of the Issuer with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(6) Investments represented by Hedging Obligations;

(7) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

(8) Investments in receivables owing to the Issuer or any Restricted Subsidiary of the Issuer if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(10) loans or advances to and guarantees provided for the benefit of employees, agents or consultants made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(11) (i) Investments existing as of the Issue Date, (ii) Investments made pursuant to a binding commitment existing on the Issue Date or (iii) Investments consisting of any extension, modification or renewal of any Investment described in clause (i) or (ii) of this clause (11) (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

(12) Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements in the ordinary course of business;

(13) extensions of trade credit and credit in connection with the sale of Lots and Housing Units, asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(14) any Investment in any entity or purchase of a business or assets in each case owned (or previously owned) by a customer of the Issuer or any Restricted Subsidiary of the Issuer as a condition or in connection with such customer (or any member of such customer’s group) contracting with the Issuer or any such Restricted Subsidiary, in each case in the ordinary course of business;

(15) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(16) guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(17) Investments in any Restricted Subsidiary of the Issuer or joint venture engaged in a Permitted Business in connection with intercompany cash management arrangements in the ordinary course of business;

(18) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(19) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

(20) Guarantees otherwise permitted by the terms of this Indenture;

(21) Investments consisting of purchases and acquisitions of supplies, material or equipment or the licenses or contribution of intellectual property in the ordinary course of business pursuant to joint marketing, joint development or similar arrangements with other Persons;

(22) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance and completion guarantees, in each case in the ordinary course of business;

(23) Permitted Business Investments; and

(24) other Investments in Permitted Businesses having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, after giving effect to any return of any Investments previously made pursuant to this clause (24) received by the Issuer or any of its Restricted Subsidiaries, not to exceed the greater of $50.0 million and 2.0% of Consolidated Tangible Assets.

“Permitted Liens” means:

(a)	Liens in favor of the Issuer or its Restricted Subsidiaries;

(b)	Liens (including deposits and pledges) to secure the performance of public or statutory obligations (including any Crown Patent for any real property, as such has been varied by the Public Lands Act (Ontario)), progress payments, surety or appeal bonds, performance bonds, completion bonds, completion guarantees or other obligations of a like nature incurred in the ordinary course of business;

(c)	Liens to secure purchase money Indebtedness and construction, improvement or development loans (including Capital Lease Obligations) with respect to Obligations permitted by this Indenture covering only the assets acquired, constructed, developed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, or floating charges securing such Indebtedness; provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender; provided, further, that any such Liens are established within 365 days of such purchase, construction, development or improvement;

(d)	Liens existing on the Issue Date after giving effect to the Transactions (other than Liens securing Indebtedness under the Credit Agreements and the Existing Project Loans), plus renewals and extensions of such Liens;

(e)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;

(f)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, construction contractors’, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(g)	survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, support, sewers, gas, electric lines, telecommunication and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole, whether registered or unregistered;

(h)	Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(i)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture if the Indebtedness to be refinanced was secured by a Lien (other than pursuant to clause (aa) of this definition); provided, however, that:

(i)	the new Lien shall be limited to all or part of the same property and assets securing the original Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom); and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness; and

(ii)	the Permitted Refinancing Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the original Indebtedness, plus accrued interest thereon and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(j)	Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory or regulatory obligations (including any warranty obligations), surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, utility services, developer’s or others’ obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business but not including any Liens imposed under the Pension Benefits Act (Ontario) or any pension standards legislation of any other applicable jurisdiction in Canada;

(k)	leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(l)	Liens securing Hedging Obligations or to implement cash pooling arrangements in the ordinary course of business;

(m)	Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(n)	Liens on Equity Interests of a joint venture that secure Indebtedness or other obligation of such joint venture;

(o)	Liens for homeowner and similar association fees, assessments and other payments;

(p)	rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by the Issuer or any Subsidiary of the Issuer;

(q)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and any Restricted Subsidiary of the Issuer in the ordinary course of business;

(s)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(t)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(u)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(v)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(w)	pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(x)	Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;

(y)	Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Issuer or any Subsidiary of the Issuer of the Capital Stock of any Subsidiary of the Issuer, or any business unit or division of the Issuer or any Subsidiary of the Issuer permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Capital Stock;

(z)

Liens securing obligations of the Issuer or any Restricted Subsidiary of the Issuer to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Issuer or any Restricted Subsidiary of the Issuer and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Issuer or any Restricted Subsidiary of the Issuer and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(aa)	Liens securing Indebtedness under one or more Credit Facilities (including Liens securing Indebtedness under the Credit Agreements and guarantees of the Existing Project Loans) or other Pari Passu Indebtedness permitted to be incurred pursuant to the covenant described under Section 4.09 in an amount secured pursuant to this clause (aa) not to exceed the amount of Indebtedness permitted to be incurred pursuant to clause (1) of the definition of “Permitted Debt” at the time of the incurrence of such Indebtedness;

(bb)	Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged or amalgamated with or into, consolidated with or acquired by the Issuer or any Subsidiary the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, amalgamated into, consolidated with or acquired by the Issuer or such Subsidiary, and other than pursuant to customary after-acquired property clauses;

(cc)	Liens on property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the property, including any acquisition by means of a merger, amalgamation, arrangement or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(dd)	Liens securing Designated SPE Debt; provided that the Liens do not encumber any property of the Issuer and its Restricted Subsidiaries other than the property of the SPE that incurs such Designated SPE Debt, its Subsidiaries and the direct parent of such SPE;

(ee)	Liens securing a Warehouse Facility of any Mortgage Loan Subsidiary permitted to be incurred pursuant to clause (26) of the definition of “Permitted Debt”; provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by such Mortgage Loan Subsidiary; and

(ff)	Liens on cash collateral issued to assure payment of obligations under letters of credit securing obligations permitted to be incurred pursuant to clause (7) of the definition of “Permitted Debt”.

References to “Permitted Debt” in this definition shall continue to apply after delivery of a Covenant Suspension Event Notice pursuant to a Covenant Suspension Event.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the sum of the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith;

(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes; and if such Indebtedness is Pari Passu Indebtedness and has a final Stated Maturity later than the final Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a final Stated Maturity later than the final Stated Maturity of the Notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer and any of the Subsidiary Guarantors to renew, refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Subsidiary Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Proceeds” means any of the following or any combination of the following:

(1) Cash Equivalents;

(2) the Fair Market Value of assets other than Cash Equivalents that are used or useful in the Permitted Business; and

(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt of such Capital Stock, such Person becomes a Restricted Subsidiary of the Issuer or such Person is merged or consolidated into the Issuer or any of its Restricted Subsidiaries.

“Rating Agencies” mean Moody’s and S&P, or if Moody’s or S&P, or both, shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution by their Board of Directors) which shall be substituted for Moody’s or S&P, or both, as the case may be.

“Rating Decline” means the occurrence of a decrease in the rating of the notes by one or more gradations by either of the Rating Agencies (including gradations within the rating categories, as well as between categories), within 90 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Issuer to effect a Change of Control (which 90-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency).

“Record Date” for the interest payable on any applicable Interest Payment Date means June 1 or December 1 (whether or not a Business Day) preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of such Trustee or Paying Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of such Trustee or Paying Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means any of the following actions or payments:

(A) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) (other than (1) dividends or distributions or similar payments payable in Equity Interests (other than Disqualified Stock) of the Issuer and (2) in the case of Restricted Subsidiaries of the Issuer, (x) dividends or distributions or similar payments payable ratably to the Issuer or another Restricted Subsidiary and each other Person entitled thereto and (y) tax distributions by an entity that is treated as a flow-through entity for tax purposes, in accordance with its constituent documents);

(B) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger, amalgamation or consolidation involving the Issuer) any Equity Interests of the Issuer (other than a payment made to the Issuer or another Restricted Subsidiary);

(C) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, repayment, prepayment, defeasance or other acquisition or retirement for value of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition; or

(D) make any Restricted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Management” means the chief executive officer or the chief financial officer of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary of the Issuer that would constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“SPE” means (i) an entity formed solely for the purpose of holding, acquiring, constructing, developing or improving assets whose acquisition, construction, development or improvement shall be financed by Designated SPE Debt and equity Investments in such entity or (ii) an entity acquired by the Issuer or any Restricted Subsidiary whose outstanding Indebtedness is all Designated SPE Debt.

“Specified Sale” means the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of any assets of the Issuer or its Restricted Subsidiaries, which constitutes less than or equal to 50% of the total consolidated assets of the Issuer and its Restricted Subsidiaries as determined in accordance with the Applicable Accounting Standards.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, including pursuant to any mandatory redemption or sinking fund provision, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means

(a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means each Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Transactions” means, for the purposes of this Indenture, collectively, the transactions contemplated by this Indenture dated as of the Issue Date and the issuance of the Notes on the Issue Date, and the use of proceeds therefrom (as described in the Offering Circular under “Use of Proceeds” and “Capitalization”), the consummation of any other transactions in connection with the foregoing and the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend or Canadian Restricted Legend.

“Treasury Rate” means, as of any redemption date or date of deposit, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2015; provided that if the period from the redemption date to December 15, 2015 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means Wells Fargo Bank, National Association, as Trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of a Restricted Subsidiary that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt or Designated SPE Debt;

(2) except as permitted by Section 4.11 is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, except in the case of clauses (1) and (3), to the extent:

(A) that the Issuer or such Restricted Subsidiary could otherwise provide such a Guarantee or incur such Indebtedness under Section 4.09, and

(B) the provision of such Guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.07.

“U.S. SPE” means any Restricted Subsidiary of the Issuer, organized under the laws of the United States or any state of the United States or the District of Columbia, that is an SPE.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warehouse Facility” means any bank credit agreement, repurchase agreement or other credit facility entered into to finance the making of mortgage loans originated by a Mortgage Loan Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.13(b)
“Acceptable Commitment”	4.10(b)
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.11(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.10(c)
“Asset Sale Offer Amount”	3.10(b)
“Asset Sale Offer Period”	3.10(b)
“Asset Sale Purchase Date”	3.10(b)
“Authentication Order”	2.02(c)
“Canadian Restricted Legend”	2.3(d)(i) of Appendix A
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.3(d)(i) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)

Term	Defined in Section
“Excess Proceeds”	4.10(c)
“Expiration Date”	1.04(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(d)(i) of Appendix A
“Initial Default”	6.04
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)(5)
“Permitted Debt”	4.09(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Relevant Taxing Jurisdiction”	2.13(a)
“Restricted Notes Legend”	2.3(d)(i) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Second Commitment”	4.10(b)
“Suspended Covenants”	4.17(a)
“Suspension Period”	4.17(b)
“Taxes”	2.13(a)
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) the words “including,” “includes” and other words of similar import shall be deemed to be followed by “without limitation”;

(9) references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) “shall” shall be interpreted to express a command;

(12) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines;

(13) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(14) Any reference to the contents of an Opinion of Counsel required hereunder is deemed to include customary assumptions and qualifications.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Subsidiary Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Subsidiary Guarantors, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and this Section 1.04(e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(f). Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or, if required under Section 2.05, the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4)

any request to pursue a remedy referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Subsidiary Guarantor is subject, if any, or general usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer but which notation, legend or endorsement does not affect the rights, duties or obligations of the Trustee). Each Note shall be dated the date of its authentication. The Initial Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09. Any Additional Notes shall be issued under an indenture supplemental to this Indenture.

In authenticating and delivering the Initial Notes, Additional Notes and any other Notes issued pursuant to this Indenture, the Trustee shall receive and shall be fully protected in conclusively relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 12.04, an Opinion of Counsel (i) as to the due authorization, execution, delivery, validity and enforceability of such Notes, (ii) stating that the form and terms of such Notes have been established by a supplemental indenture and pursuant to a resolution of the Board of Directors of the Issuer in conformity with the provisions of this Indenture and (iii) stating that all laws and requirements in respect of the execution and delivery by the Issuer of such Notes have been complied with.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including any legends thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee or the Depositary, as the case may be.

(d) The customary applicable terms, conditions and procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronically transmitted signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”) and together with an Opinion of Counsel and Officer’s Certificate reasonably acceptable to the Trustee, authenticate and deliver the Initial Notes. The Trustee shall be fully protected and shall incur no liability for failing to take any action with respect to the delivery of any Notes unless and until it has received such Authentication Order, Opinion of Counsel and Officer’s Certificate. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Definitive Notes to be issued in exchange for interests in Global Notes, any Additional Notes, any replacement Notes to be issued pursuant to Section 2.07 or any Notes issuable following a redemption or repurchase by the Issuer pursuant to the terms of this Indenture in an aggregate principal amount specified in such Authentication Order for such Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

(a) The Issuer shall maintain at least one office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (“Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the Depositary’s procedures. The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such for the Notes and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent (except for purposes of Article 8) or Registrar. If the Issuer maintains a paying agent in a member state of the European Union, it will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive.

(b) The Issuer initially appoints DTC to act as Depositary (the “Depositary”) with respect to the Global Notes representing Initial Notes (the “Global Notes”). The Issuer initially appoints the Trustee to act as Paying Agent, Custodian and Registrar for the Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall, by no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and the Issuer shall promptly notify the Trustee in writing of its action or failure so to act. The Issuer shall require the Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to such Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, and upon accounting for any funds disbursed, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes. If the Trustee is not the Registrar in respect of the Notes, the Issuer shall furnish to the Trustee in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.14 and 9.05). In addition, the Trustee, Transfer Agent and Registrar may request such other evidence as may be reasonably requested by them documenting the identity and/or signatures of the transferor and the transferees.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and ending at the mailing of such notice of redemption, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, each of the Trustee, any Agent or the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and deliver upon receipt of an Authentication Order, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 4.02 so long as the requirements of this Indenture are met. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes or Definitive Notes, as applicable, to which the Holder making the exchange is entitled in accordance with the provisions of Appendix A so long as the requirements of this Indenture are met.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Registrar receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s reasonable requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer (including reasonable fees and expenses of counsel) and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07(a), in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any replacement Note under this Section 2.07, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of counsel and the Trustee) connected therewith.

(b) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, those paid pursuant to Section 2.07, those described in this Section 2.08 as not outstanding and, solely to the extent provided for in Article 8, Notes that are subject to Legal Defeasance or Covenant Defeasance as provided in Article 8. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Subsidiary of the Issuer or any Affiliate thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an offer to purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor under the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until so exchanged, the Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation and the Trustee will cancel such Notes in accordance with its customary procedures. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall retain all canceled Notes in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), and copies of the canceled Notes shall be provided to the Issuer upon the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Issuer acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of Indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation. No Trustee shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12 Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to Section 2.12(a) and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 Additional Amounts.

(a) All payments made by or on behalf of the Issuer under or with respect to the Notes (including any payments by a Subsidiary Guarantor) shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax or any other jurisdiction in which the Issuer or any Subsidiary Guarantor is organized, or is otherwise carrying on business in, or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made, excluding the United States (each a “Relevant Taxing Jurisdiction”) unless the Issuer or any Subsidiary Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b) If the Issuer or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer or such Subsidiary Guarantor shall be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction shall not be less than the amount such holder would have received if such Taxes including Taxes or Additional Amounts had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts to a Holder (such Holder, an “Excluded Holder”) does not apply with respect to: (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such notes or a beneficial interest therein or the enforcement of rights thereunder or the receipt of payment in respect thereof); (2) Canadian withholding taxes imposed on any payment made to any holder or beneficial owner of the Notes with which the Issuer does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payments; (3) any estate, inheritance, gift, sales, excise, transfer, use, personal property tax or similar tax, assessment or governmental charge; (4) any Taxes payable otherwise than by deduction or withholding from payments on the Notes; (5) any Taxes imposed because the relevant holder or beneficial owner of the Note fails to complete, execute and deliver any form or document to the extent applicable to such holder or beneficial owner that may be required by law or by reason of administration of such law to enable the Issuer or any Subsidiary Guarantor to make payments on the Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount; (6) any Taxes that would not have been imposed if the holder or beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (7) any Taxes that were imposed with respect to any payment on a Note to any holder who is a fiduciary partnership, limited liability company or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or limited liability company or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or (8) any withholdings or deductions imposed on a payment to an individual that are required to be made pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, or (9) any Taxes that would not have been imposed but for a combination of the foregoing.

(c) The Issuer or such Subsidiary Guarantor shall pay the amount withheld or deducted to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Issuer shall provide the Trustee with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(d) If the Issuer or any Subsidiary Guarantor is or shall become obligated to pay Additional Amounts under or with respect to any payment made on any of the Notes or a Note Guarantee, at least 30 days prior to the date of such payment (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), the Issuer or such Subsidiary Guarantor, as the case may be, shall deliver to the Trustee an officer’s certificate stating the fact that Additional Amounts shall be payable and the amount so payable and such other information necessary to enable the Paying Agent to remit Additional Amounts to holders on the relevant payment date.

(e) Whenever in this Indenture there is mentioned in any context: (1) the payment of principal; (2) redemption prices or purchase prices in connection with a redemption or repurchase of Notes; (3) interest; or (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 2.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Issuer and the Subsidiary Guarantors shall indemnify a holder or beneficial owner of notes (other than an Excluded Holder) for the full amount of any Taxes (including for greater certainty, Taxes payable pursuant to Section 803 of the regulation to the Income Tax Act (Canada)) paid by such holder to a governmental authority of a Relevant Taxing Jurisdiction, on or with respect to any payment by the Issuer or any Subsidiary Guarantor on account of failure to satisfy any obligation of the Issuer or any Subsidiary Guarantor to withhold or deduct Taxes for which the Issuer or such Subsidiary Guarantor would have been obliged to pay Additional Amounts hereunder.

(g) The Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes (including any payments by a Subsidiary Guarantor).

(h) The obligations described in this Section 2.13 shall survive any termination, defeasance or discharge of this Indenture.

Section 2.14 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and if it does, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.15 Computation of Interest.

(a) Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. Notwithstanding anything to the contrary herein, the Trustee shall not have any duty or obligation to calculate any interest, defaulted interest or premium on or with respect to the Notes.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 or Section 3.09, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 65 days before a redemption date, an Officer’s Certificate (which may be withdrawn prior to the date such notice of redemption is given) setting forth (1) the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Initial Notes to be redeemed, as applicable, and (4) the redemption price, if then ascertainable.

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officers’ Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Initial Notes are to be redeemed pursuant to Section 3.07 or Section 3.09 or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (2) if the Notes are not so listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or the Depositary or (3) if the Notes are not so listed and are not in global form, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03 Notice of Redemption.

(a) Subject to Section 3.10 and, except in connection with Article 11, the Issuer shall send, or cause to be sent (in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed (with a copy to the Trustee) pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption or repurchase) such notice shall be sufficiently given if given to the DTC (or its designee) pursuant to the standing instructions from the DTC or its designee, including by electronic mail in accordance with applicable DTC procedures. Notices to the Trustee may be given by email in PDF format.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent and the Trustee;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching a form of the notice which shall contain the information to be stated in such notice as provided in Section 3.03(b); provided that such Officer’s Certificate may be withdrawn by the Company upon written notice to the Trustee prior to the date such notice of redemption is required to be sent to Holders.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as permitted by Section 3.07(f)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) By no later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee, or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or Paying Agent shall promptly distribute to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or Paying Agent shall promptly return to the Issuer any money deposited with Trustee or Paying Agents by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except the right to receive such payment of the redemption price and accrued and unpaid interest, if any, on such Notes upon surrender of such Notes. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to December 15, 2015, the Issuer is entitled to redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior written notice sent to each Holder or otherwise in accordance with the procedures of the Depositary at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date). Promptly after the determination thereof, the Issuer shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b) Prior to December 15, 2015, the Issuer is entitled on any one or more occasions to redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture (including issuance of Additional Notes, if any) at a redemption price equal to 106.500% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date) using the net cash proceeds of one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of any such redemption (other than Notes held, directly or indirectly, by the Issuer or Affiliates of the Issuer); and (2) such redemption occurs prior to 90 days after the date of closing of such Equity Offering.

(c) Except pursuant to Section 3.07(a) or (b), the Notes shall not be redeemable at the Issuer’s option prior to December 15, 2015.

(d) On and after December 15, 2015, the Issuer is entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices applicable to the Notes (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes redeemed, if any, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on December 15 of each of the years indicated below, subject to the rights of Holders of record of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date:

Year	Notes Redemption Percentage
2015	104.875%
2016	103.250%
2017	101.625%
2018 and thereafter	100.000%

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to Sections 3.01 through 3.06.

(f) Any redemption notice in connection with this Section 3.07 may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control Triggering Event or completion of an Equity Offering.

(g) If the optional redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its Subsidiaries may acquire Notes through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Issuer or its Subsidiaries may determine.

Section 3.09 Tax Redemption.

(a) The Issuer is entitled to redeem the Notes at its option, at any time as a whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), in the event the Issuer determines that:

(1) as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after December 11, 2012, the Issuer, has or shall become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Notes; or

(2) on or after December 11, 2012, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, any Relevant Taxing Jurisdiction, including any of those actions specified in clause (1), whether or not such action was taken or such decision was rendered with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, shall result in the Issuer becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Note, and, in any such case, the Issuer, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it.

(b) In the event that the Issuer elects to redeem the Initial Notes pursuant to Section 3.09(a), the Issuer shall deliver to the Trustee an Officer’s Certificate stating (i) that the Issuer is or shall become obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this Section 3.09 and that the Issuer is entitled to redeem such Notes pursuant to their terms and (ii) the basis for such redemption. Notice of the Issuer’s intent to redeem the Notes pursuant to this Section 3.09 shall not be effective until such time as it delivers to the Trustee such Opinion of Counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations by the Relevant Taxing Jurisdiction.

(c) Any redemption pursuant to this Section 3.09 shall be made pursuant to Sections 3.01 through 3.06. Notice of intention to redeem the Notes pursuant to this Section 3.09 shall be given by the Issuer to each holder and the Trustee not more than 60 nor less than 30 days prior to the date fixed for redemption and shall specify the date fixed for redemption. Notwithstanding the foregoing, no notice of redemption of the Notes as described above shall be given unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Section 3.10 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10, the Issuer is required or opts to commence an Asset Sale Offer, the Issuer shall follow the procedures specified below.

(b) The Asset Sale Offer shall be made to all Holders and if the Issuer elects (or is required by the terms of other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.10 (the “Asset Sale Offer Amount”), or if less than the Asset Sale Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments on the Notes are made.

(c) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Asset Sale Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall send a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, to the extent required by the terms of the outstanding Pari Passu Indebtedness, all holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;

(3) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 (with respect to the Notes);

(6) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to (i) surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, or (ii) transfer such Note by book-entry transfer, in either case, to the Issuer, the Depositary, if applicable, or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(7) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or, if the Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and the Issuer shall select Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness, although no Note having a principal amount of $2,000 (with respect to Notes) shall be purchased in part; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Asset Sale Purchase Date, the Issuer shall, to the extent lawful, accept for payment, by lot or on a pro rata basis, as applicable, the Asset Sale Offer Amount of Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not validly withdrawn, all Notes so tendered and not withdrawn, in the case of the Notes, in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Issuer shall deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10.

(f) The Issuer shall promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to the Paying Agent to remit to each tendering Holder or holder or to the lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuer for purchase, and, if less than all of the Notes tendered are purchased pursuant to the Asset Sale Offer, the Issuer shall promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate shall be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof (with respect to Notes). Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

(g) Other than as specifically provided in this Section 3.10 or Section 4.10, any purchase pursuant to this Section 3.10 shall be made pursuant to Sections 3.01 through 3.06, as applicable.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, as applicable, if other than one of the Issuer or a Restricted Subsidiary, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03 Reports.

(a) For so long as any Notes are outstanding, the Issuer shall furnish to the Trustee (and the holders of the Notes and beneficial owners of the Notes), which shall be deemed satisfied by public filing on SEDAR or EDGAR (or any successor system for public filing), the following information:

(1) if the Issuer is subject to the reporting requirements of the securities laws of Canada and is required to file information with one or more securities commissions or securities regulatory authorities in Canada (“Canadian Commissions”) pursuant to such laws or voluntarily elects to file therewith:

(a) within the later of 90 days after the end of each fiscal year and the time periods specified in the Canadian Commissions’ rules and regulations, all annual financial information that the Issuer is required to file pursuant to the securities laws of Canada, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with Applicable Accounting Standards;

(b) within the later of 45 days after the end of each of the first three fiscal quarters of each fiscal year and the time periods specified in the Canadian Commissions’ rules and regulations, all quarterly financial information that the Issuer is required to file pursuant to the securities laws of Canada, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with Applicable Accounting Standards; and

(c) within the later of 10 Business Days following the events giving rise to the requirements for the Issuer to file a material change report pursuant to the securities laws of Canada and the time periods specified in the Canadian Commissions’ rules and regulations, a material change report;

(2) if the Issuer is subject to the subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or voluntarily elects to file thereunder:

(a) within the later of 90 days after the end of each fiscal year and the time periods specified in the SEC’s rules and regulations, annual reports of the Issuer on Form 10-K, Form 20-F (if eligible) or Form 40-F (if eligible) under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with Applicable Accounting Standards;

(b) within the later of 45 days after the end of each of the first three fiscal quarters of each fiscal year and the time periods specified in the SEC’s rules and regulations, quarterly reports of the Issuer on Form 10-Q or Form 6-K (if eligible) under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with Applicable Accounting Standards; and

(c) within the later of 10 Business Days after the occurrence of each event that would have been required to be reported and the time periods specified in the SEC’s rules and regulations, a current report on Form 8-K or Form 6-K (if eligible) under the Exchange Act;

in each case, as required for a reporting issuer in Alberta; provided, however, that all of the foregoing documents will not be required to contain the separate financial information (A) for Subsidiary Guarantors and non-guarantor subsidiaries contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC, and (B) for Affiliates of the Issuer contemplated by Rule 3-16 of Regulation S-X promulgated, or separate financial statements for any Subsidiary Guarantor.

For the avoidance of doubt, the Issuer may satisfy its obligations under this covenant by providing reports pursuant to either of Section 4.03(a)(1) or Section 4.03(a)(2), to the extent that the conditions set forth in the applicable clause are satisfied.

(b) At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) In addition, the Issuer agrees that, for so long as any Notes are not freely tradable under the Securities Act, if at any time it is not required to and does not file with the SEC the reports required by the preceding paragraphs, it shall furnish to the holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(e) Notwithstanding anything herein to the contrary, the Issuer shall not be deemed to have failed to comply with its obligations hereunder for the purposes of Section 6.01(a)(4) until 90 days after the date any report in this Section 4.03 is due.

(f) For greater clarity, to the extent any information is not provided as specified in this Section 4.03 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(g) In addition, the Issuer shall:

(1) hold a quarterly conference call to discuss the information contained in the information and reports described in Sections 4.03(a)(1)—(2) (the “Financial Reports”) not later than ten Business Days from the time the Issuer furnishes the Financial Reports to the Trustee or files them; and

(2) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call.

(h) Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, any Subsidiary Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(i) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Subsidiary Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed with SEDAR or EDGAR under this Indenture.

(j) If at any time the Notes are guaranteed by a direct or indirect parent of the Issuer, and such company has furnished the Financial Reports described herein with respect to such company as required by this Section 4.03 as if such company were the Issuer (including any financial information and related information with respect to the Issuer and its Subsidiaries required by this Section 4.03), the Issuer shall be deemed to be in compliance with this Section 4.03. Any information filed with, or furnished to, the Canadian Commissions or the SEC, as applicable, within the time periods specified in this covenant shall be deemed to have been made available as required by this Section 4.03. The subsequent filing or making available of any materials or conference call required by this Section 4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such materials or conference call within the required time frame.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 30 days after the date the annual financial information is required under Section 4.03(a)(1)(a) or Section 4.03(a)(2)(a), as applicable, (other than for the fiscal year ended 2012), an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, based on such review, the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Subsidiary Guarantor are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the Holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than 30 days following the date on which the Issuer becomes aware of such Default, receives such notice or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 [Reserved]

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (12) and (13) of Section 4.07(b)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from and including the first day of the Issuer’s fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Qualified Proceeds received by the Issuer subsequent to the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock of the Issuer), other than Excluded Contributions, or from the issue or sale of Disqualified Stock or debt securities of the Issuer or any of its Restricted Subsidiaries that have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of the Issuer (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer); plus

(c) to the extent not already included in Consolidated Net Income, 100% of the aggregate Qualified Proceeds from (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of any Restricted Investment that was made after the Issue Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus

(d) to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus

(e) in the event that the Issuer and/or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person to the extent it was previously treated as a Restricted Payment.

The sum of all amounts under Section 4.07(a)(iii) clauses (a)—(e) is referred to as the “Cumulative Buildup Basket.”

(b) Section 4.07(a) shall not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the contribution of common equity capital to the Issuer, which sale or contribution occurs within 60 days prior to such Restricted Payment; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (iii) of the Cumulative Buildup Basket;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days prior to such repurchase, redemption, defeasance or other acquisition or retirement for value;

(4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer held by any current or former officer, director, employee or consultant of the Issuer (or a direct or indirect parent thereof) or any Restricted Subsidiary of the Issuer, any dividend payment or other distribution by the Issuer or a Restricted Subsidiary of the Issuer to a direct or indirect parent of the Issuer utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of such direct or indirect parent held by any current or former officer, director, employee or consultant of the Issuer or any Restricted Subsidiary of the Issuer, and the repurchase or other acquisition for value of Equity Interests of the Issuer by the Issuer or a Restricted Subsidiary to fund an escrowed stock plan established for the benefit of a current officer, director, employee or consultant of the Issuer (or Investments in an entity formed to create such an escrowed stock plan to permit such entity to purchase or otherwise acquire for value Equity Interests of the Issuer in connection therewith), in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests and amount of such Investments may not exceed $5.0 million in any calendar year (prorated for 2012 and with any unused amounts to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years), although such amount in any calendar year may be increased by an amount not to exceed:

(a) the Qualified Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer, other than Excluded Contributions, to any current or former officer, director, employee or consultant of the Issuer (or a direct or indirect parent thereof) or any Restricted Subsidiaries of the Issuer that occurs after the Issue Date, to the extent the Qualified Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Qualified Proceeds from such sales or contributions will be excluded from clause (iii) of the Cumulative Buildup Basket); plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the Qualified Proceeds described in clauses (a) and (b) of this clause (4));

(5) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75.0 million;

(6) any repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries at the Stated Maturity thereof or made by exchange for or out of the proceeds of the sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock constitutes Permitted Refinancing Indebtedness and is issued within 60 days prior to such repurchase, redemption, defeasance or other acquisition or retirement for value;

(7) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control Triggering Event in accordance with provisions similar to those in Section 4.14 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those in Section 4.10; provided that, prior to or simultaneously with such repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in Section 4.14(a) and 4.10(c), respectively, with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer:

(8) the declaration and payment of dividends to holders of the Issuer’s 8% convertible preferred shares, Series A, outstanding on the Issue Date;

(9) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or a Restricted Subsidiary of the Issuer or preferred stock of a Restricted Subsidiary of the Issuer issued in accordance with the terms of this Indenture;

(10) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants, other rights to purchase Equity Interests or other convertible securities or similar securities if such Equity Interests represent a portion of the exercise price thereof (or withholding of Equity Interests to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities);

(11) payments in lieu of the issuance of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 4.07;

(12) payments or distributions to holders of the Capital Stock of the Issuer or any of its Restricted Subsidiaries pursuant to appraisal or dissenter rights required under applicable law or pursuant to a court order in connection with any merger, amalgamation, arrangement, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets; and

(13) Restricted Payments that are made with Excluded Contributions.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary of the Issuer, as the case may be, pursuant to the Restricted Payment.

(d) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, the Issuer, in its sole discretion, may order and classify, and later reclassify, such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

(e) For purposes of designating any Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this Section 4.07 or pursuant to the definition of “Permitted Investment” in Section 1.01 (other than a Similar Business Investment), and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any other Restricted Subsidiary of the Issuer, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary of the Issuer (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to pay any Indebtedness);

(2) make loans or advances to the Issuer or any other Restricted Subsidiary of the Issuer (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary of the Issuer (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.08(a)).

(b) Section 4.08(a) shall not prohibit encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness, Existing Project Loans and Affiliate Indebtedness, and the Credit Agreements, in each case, as in effect on the Issue Date and any other agreements in effect on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by the Issuer or any Restricted Subsidiary of the Issuer as in effect at the time of such acquisition or at the time an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary of the Issuer (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition or redesignation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business to the extent they impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary of the Issuer to the extent it restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Liens permitted to be incurred under Section 4.12 to the extent they limit the right of the debtor to dispose of the assets subject to such Liens;

(9) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11) customary provisions imposed on the transfer of copyrighted or patented materials;

(12) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary of the Issuer;

(13) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary of the Issuer in any manner material to the Issuer or any such Restricted Subsidiary;

(14) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary of the Issuer or any of their businesses;

(15) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(16) any encumbrances or restrictions that require “lockbox” or similar obligations with respect to Non-Recourse Debt and Indebtedness secured by a Permitted Lien pursuant to clause (c) of the definition thereof

(17) any encumbrances or restrictions of the type referred to in this Section 4.08 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) or clause (18) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(18) (x) other Indebtedness incurred or preferred stock issued by any Restricted Subsidiary in accordance with Section 4.09 that, in the good faith judgment of Senior Management, are not materially more restrictive, taken as a whole, than those applicable to the Issuer in this Indenture on the Issue Date (which results in encumbrances or restrictions on Restricted Subsidiaries of the Issuer comparable to those applicable to the Issuer) or (y) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09; provided that with respect to this subclause (y) of this clause (18), such encumbrances or restrictions shall not materially affect the Issuer’s ability to make anticipated principal and interest payments on the Notes (in the good faith judgment of Senior Management).

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, with respect to any Indebtedness (including Acquired Debt), and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, or (ii) the Indebtedness to Tangible Net Worth Ratio as of the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, as the case may be, would have been less than or equal to 2.25 to 1.0.

(b) Section 4.09(a) shall not prohibit the incurrence of any Indebtedness that meets the following criteria or the issuance of any preferred stock that meets the following criteria (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness pursuant to Credit Facilities, including any Guarantee of such Indebtedness by the Issuer or any Restricted Subsidiary, in an aggregate principal amount at any one time outstanding not to exceed the greater of $850.0 million and 75% of the Consolidated Tangible Net Worth of the Issuer at the time of incurrence;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes issued on the Issue Date, replacement notes in respect thereof, if any, and the related Note Guarantees;

(4) the incurrence or issuance by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness (including Capital Lease Obligations and Indebtedness incurred in connection with a sale/leaseback transaction), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation, development or improvement of plant, equipment or other property used or useful in a Permitted Business which occurs within 365 days of such purchase, design, construction, lease, installation, development or improvement, in an aggregate principal amount at any time outstanding, together with any Permitted Refinancing Indebtedness in respect thereof, not to exceed the greater of $25.0 million and 1.0% of Consolidated Tangible Assets at the time of incurrence;

(5) the incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (11) or (28) of this Section 4.09(b);

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations not for speculative purposes;

(7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, completion bonds, bid bonds, surety bonds, appeal bonds, performance, completion and compliance guarantees or other similar obligations incurred in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, or the incurrence of other reimbursement-type Indebtedness with respect to the foregoing, such obligations are reimbursed within 30 days following such drawing or incurrence;

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days;

(9) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary of the Issuer providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of the Issuer or any such Restricted Subsidiary;

(10) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(11) Acquired Debt or Indebtedness or preferred stock of the Issuer or its Restricted Subsidiaries incurred to provide all or a portion of the funds utilized to acquire Persons that are acquired by the Issuer or any Restricted Subsidiary of the Issuer (including by way of merger, amalgamation or consolidation) in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(b) the Issuer’s Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition would be greater than or equal to the Issuer’s actual Fixed Charge Coverage Ratio immediately prior to such acquisition; or

(c) the Issuer’s Indebtedness to Tangible Net Worth Ratio after giving pro forma effect to such acquisition would be less than or equal to the Issuer’s actual Indebtedness to Tangible Net Worth Ratio immediately prior to such acquisition;

(12) Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten Business Days or less;

(13) the incurrence or issuance by the Issuer or a Restricted Subsidiary of the Issuer of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed the greater of $50.0 million and 2.0% of Consolidated Tangible Assets of the Issuer at the time of incurrence;

(14) the incurrence of guarantees by the Issuer or a Restricted Subsidiary of the Issuer in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees of the Issuer or any Restricted Subsidiary of the Issuer;

(15) Indebtedness incurred in connection with a sale/leaseback of any Model Home Unit;

(16) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(17) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer in respect of a PAPA;

(18) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(19) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Issuer or any Restricted Subsidiary of the Issuer to make a required capital contribution therein;

(20) obligations of the Issuer or any Restricted Subsidiary of the Issuer under an agreement with any governmental authority or adjoining (or common masterplan) landowner, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any Restricted Subsidiary of the Issuer to any current or former officer, director, employee or consultant of the Issuer (or a direct or indirect parent thereof) or any Restricted Subsidiary of the Issuer, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in Section 4.07(b)(4);

(22) Guarantees issued from time to time by the Issuer or Restricted Subsidiaries of the Issuer of Indebtedness incurred by any joint venture in which the Issuer or its Restricted Subsidiaries has an equity Investment (or incurred by any Subsidiaries of such joint ventures), in an amount not to exceed at any time outstanding the greater of $50.0 million and 2.0% of Consolidated Tangible Assets of the Issuer at the time of incurrence; and

(23) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the obligee is not the Issuer or a Subsidiary Guarantor, such Indebtedness must be unsecured and subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, shall be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (23);

(24) the issuance by any Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary;

shall be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary, which new issuance is not permitted by this clause (24);

(25) Guarantees by (a) the Issuer or any Subsidiary Guarantor of Indebtedness permitted to be incurred by the Issuer or any Restricted Subsidiary of the Issuer in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantors of Indebtedness incurred by other Non-Guarantors in accordance with the provisions of this Indenture;

(26) incurrence of Indebtedness by Mortgage Loan Subsidiaries under Warehouse Facilities; provided that the amount of Indebtedness (excluding funding drafts issued thereunder) under each Warehouse Facility outstanding at any time may not exceed 98% of the value of the mortgages pledged to secure Indebtedness under such Warehouse Facility at the time of incurrence;

(27) Designated SPE Debt, and

(28) the incurrence by the Issuer or its Restricted Subsidiaries of Affiliate Indebtedness in an aggregate principal amount at any one time outstanding, together with any Permitted Refinancing Indebtedness in respect thereof, not to exceed $300.0 million.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.09:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Permitted Debt described in Section 4.09(b)(1) through (28) or can be incurred pursuant to Section 4.09(a), the Issuer, in its sole discretion, shall classify such item of Indebtedness on the date of incurrence and may later classify such item of Indebtedness in any manner that complies with Section 4.09(a) or Section 4.09(b);

(2) Indebtedness under the Credit Agreements and Guarantees of the Existing Project Loans outstanding on the Issue Date shall be deemed to have been incurred pursuant to Section 4.09(b)(1) and, notwithstanding clause (1) of this Section 4.09(c), may not be reclassified.

(d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Consolidated Interest Incurred of the Issuer as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles). For purposes of Section 4.09(b)(23) and (24), the existence of a Permitted Lien on Equity Interests, Indebtedness or preferred stock shall not be considered a transfer until the Equity Interests, Indebtedness or preferred stock securing such Permitted Lien has been foreclosed upon.

(e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary of the Issuer, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.09, the Issuer shall be in Default of this Section 4.09).

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 70% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash and Marketable Securities.

For the purposes of clause (2) of this Section 4.10(a) and for no other purpose, the following shall be deemed to be cash:

(a) Cash Equivalents;

(b) any Indebtedness (other than any Subordinated Indebtedness) of the Issuer or any of its Restricted Subsidiaries that are actually assumed by the transferee in such Asset Sale (provided that the Issuer or such Restricted Subsidiary, as the case may be, making the Asset Sale is released from its obligations with respect to such Indebtedness);

(c) any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from such transferee that are converted by the recipient within 120 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(d) the Fair Market Value of any property or other assets (including Equity Interests of any Person that shall be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Permitted Business.

(b) Within 12 months after the receipt of any Net Proceeds from an Asset Sale, the Issuer or the applicable Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds at its option:

(1) to permanently repay or prepay

(a) Obligations under Indebtedness secured by Permitted Liens (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment);

(b) Obligations under the Notes or any other Pari Passu Indebtedness of the Issuer or any Subsidiary Guarantor; provided that if the Issuer or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuer shall reduce (or offer to reduce) Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming Notes as described under Section 3.07 (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their Notes at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(c) Indebtedness of a Restricted Subsidiary of the Issuer that is a Non-Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary of the Issuer;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3) to make a capital expenditure;

(4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or

(5) in any combination of applications described in clauses (1), (2) (3) or (4) of this Section 4.10(b);

provided that in the case of clause (2), (3), or (4) of this Section 4.10(b), a binding commitment to acquire the assets of, or Capital Stock of, another Permitted Business, invest in Additional Assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such amount of Net Proceeds is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such amount of Net Proceeds is applied, then such amount of Net Proceeds shall constitute Excess Proceeds

(c) Any amounts of Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten Business Days thereafter, the Issuer shall make an Asset Sale Offer to all holders of Notes and if the Issuer elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Issuer or any Restricted Subsidiary of the Issuer prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Issuer and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Issuer or any Restricted Subsidiary of the Issuer completes such an Asset Sale Offer with respect to any Net Proceeds, the Issuer and its Restricted Subsidiaries shall be deemed to have complied with this Section 4.10 with respect to the application of such Net Proceeds (regardless of how much principal amount of Notes are tendered into such offer), and any such Net Proceeds remaining after completion of such Asset Sale Offer may be used by the Issuer and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders thereof or lenders thereunder, collectively, exceeds the amount of Excess Proceeds, the Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC, or, if the Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, and the Issuer shall select Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.10 or Section 3.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $2.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Issuer set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer disinterested with respect to such Affiliate Transaction.

(b) Section 4.11(a) shall not apply to:

(1) any employment, consultancy, advisory or other compensatory agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Issuer and/or its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any transaction in which the only consideration paid by the Issuer or any of its Restricted Subsidiaries is in the form of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer or any equity capital contribution made to the Issuer (other than in respect of Disqualified Stock) and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect security holders of the Issuer;

(6) Permitted Investments (other than Permitted Investments of the type described in clause 2(b) of the definition thereof) or Restricted Payments that do not violate Section 4.07;

(7) loans (or cancellation of loans) or advances to employees in the ordinary course of business;

(8) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer;

(9) any agreement as in effect as of the Issue Date, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are, in the good faith judgment of the Issuer, not materially more disadvantageous, taken as a whole, to the holders of the Notes;

(10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Issuer and its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors or Senior Management of the Issuer or any Restricted Subsidiary of the Issuer, as applicable, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) intellectual property licenses in the ordinary course of business;

(12) charitable contributions by the Issuer or its Restricted Subsidiaries made in good faith to a bona fide charitable trust or organization;

(13) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the holders in the good faith judgment of Senior Management or the Board of Directors, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(14) any merger, amalgamation, arrangement, consolidation or other reorganization of the Issuer with an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Issuer in a new jurisdiction;

(15) pledges of Capital Stock or Indebtedness of Unrestricted Subsidiaries; and

(16) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.

Section 4.12 Liens.

(a) The Issuer shall not, and shall not permit any of the Subsidiary Guarantors to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (or under a Note Guarantee in the case of Liens of a Subsidiary Guarantor) are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

(b) For purposes of determining compliance with this Section 4.12, a Lien securing an item of Indebtedness need not be permitted solely by reference to the above paragraph or to one category (or portion thereof) of Permitted Liens described in clauses (a) through (ff) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Issuer or any direct or indirect parent of the Issuer, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

Section 4.13 Permitted Business Activities.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole; it being understood that the Issuer and its Restricted Subsidiaries shall be deemed to be in compliance with this Section 4.13 if the Issuer or its Restricted Subsidiaries acquire another Person that is primarily engaged in Permitted Businesses or acquire business operations that primarily consist of Permitted Businesses and continue to operate such acquired Person’s operations or such acquired business operations, as the case may be.

Section 4.14 Offer to Repurchase upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously or concurrently mailed a redemption notice that is or has become unconditional with respect to all the outstanding Notes as described in Section 3.07, Section 3.09 or Article 11, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the right of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if a Holder requests that only a portion of a note held by it be purchased, such Holder shall be issued a new note equal in principal amount to the unpurchased portion of the note surrendered. The unpurchased portion of such note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c) The Paying Agent shall promptly remit to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an authentication order from the Issuer, shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) If the Change of Control Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid on such Interest Payment Date to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes are tendered pursuant to the Change of Control Offer.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption that is or has become unconditional has been given pursuant to this Indenture as described in Section 3.07 or Section 3.09 unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(g) The Issuer shall comply with all applicable securities laws and regulations, including, Canadian Securities Legislation and the requirements of Rule 14e-1 under the Exchange Act. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of the conflict.

(h) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to Sections 3.02, 3.05 and 3.06.

Section 4.15 Additional Note Guarantors.

(a) If the Issuer creates or acquires a Restricted Subsidiary, other than any Immaterial Subsidiary, U.S. SPE or Mortgage Loan Subsidiary, the Issuer will cause each such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture substantially in the form of Exhibit B hereto within 30 days pursuant to which such Restricted Subsidiary shall irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture.

(b) Notwithstanding the foregoing, at the time of delivery of financial statements pursuant to Section 4.03, the Issuer shall calculate, as of the last date of the fiscal quarter for which financial statements are required to be delivered the aggregate amount of tangible assets of Immaterial Subsidiaries who are Non-Guarantors and the Issuer shall, within 30 days after the date such financial statements are required to be delivered, cause one or more Immaterial Subsidiaries to provide Note Guarantees as and to the extent required to cause the aggregate amount of Consolidated Tangible Assets held by all Immaterial Subsidiaries (other than Immaterial Subsidiaries that are Subsidiary Guarantors) not to exceed 5.0% of the Consolidated Tangible Assets of the Issuer.

(c) Note Guarantees may be released in accordance with the provisions of Section 10.06.

(d) The Issuer at any time at its sole option may cause any Non-Guarantor to become a Subsidiary Guarantor by executing a supplemental indenture to this Indenture.

Section 4.16 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Issuer is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the Cumulative Buildup Basket or amounts available under one or more clauses of the definition of Permitted Investments or one or more clauses of Section 4.07(b) as determined by the Issuer. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default and either: (1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than or equal to such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, or (3) the Indebtedness to Tangible Net Worth Ratio for the Issuer and its Restricted Subsidiaries would be less than or equal to such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such redesignation.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.

Section 4.17 Effectiveness of Covenants.

(a) At any time after the Notes have received Investment Grade Ratings from two Rating Agencies (a “Covenant Suspension Event”), upon notice by the Issuer to the Trustee certifying that a Covenant Suspension Event has occurred and that at the time of the giving of such notice no Default has occurred and is continuing under this Indenture (a “Covenant Suspension Event Notice”), then, beginning on the day such notice is given and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries shall not be subject to the following Sections of this Indenture (collectively, the “Suspended Covenants”):

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.13;

(7) Section 4.15;

(8) Section 5.01(a)(4); and

(9) any provision contained in Section 4.16, requiring compliance with any test for the incurrence of Indebtedness or Restricted Payments or Permitted Investment capacity.

(b) If at any time the Notes cease to have Investment Grade Ratings from two Rating Agencies, then the Suspended Covenants shall thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until a subsequent Covenant Suspension Event occurs and a Covenant Suspension Event Notice is delivered to the Trustee (in which event the Suspended Covenants shall no longer be in effect unless and until the Notes cease to have such Investment Grade Ratings from two Rating Agencies); provided, however, that no Default or Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

(c) On the Reversion Date, all Indebtedness incurred during the Suspension Period shall be classified to have been incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.09(a) or Section 4.09(b) such Indebtedness shall be deemed to have been Existing Indebtedness, so that it is classified as permitted Section 4.09(b)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period and not otherwise permitted under Section 4.07(b) shall reduce the amount available to be made as Restricted Payments under Section 4.07(a). During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date.

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e) The Issuer shall provide each of the Trustee and the Holders with prompt written notice of any suspension of the Suspended Covenants or the subsequent reinstatement of such Suspended Covenants, which may be given in a filing on EDGAR or Sedar.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer shall not directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not it is the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(a) the Issuer is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (the “Surviving Person”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia or Canada or any province thereof; provided that if such Surviving Person is not a corporation, a Restricted Subsidiary that is a corporation shall become a co-obligor of the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(2) the Surviving Person (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) either:

(a) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer, or the Surviving Person, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a);

(b) the Fixed Charge Coverage Ratio of the Issuer or the Surviving Person, after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would be greater than or equal to the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction; or

(c) the Indebtedness to Tangible Net Worth Ratio of the Issuer or the Surviving Person, after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the end of the last full fiscal quarter, would be less than or equal to the actual Indebtedness to Tangible Net Worth Ratio of the Issuer immediately prior to such transaction.

and

(5) the Issuer shall have delivered to the Trustee an officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger or amalgamation, or sale, assignment, lease, transfer, conveyance or other disposition and such supplemental indenture, if any, comply with this Indenture.

(b) Section 5.01(a) (1)—(5) above and Section 5.01(d) shall not apply to: (a) any Restricted Subsidiary of the Issuer merging, amalgamating or consolidating with or into the Issuer or to any transaction the purpose of which is to change the state in the United States or province in Canada of organization of the Issuer or a Subsidiary Guarantor, (b) the transfer of assets between or among the Restricted Subsidiaries and the Issuer or (c) a Specified Sale. Section 5.01(a) (3)—(4) above will not apply to the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure.

(c) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture. In the case of a lease, however, the Issuer shall not be released from any of the obligations or covenants under this Indenture.

(d) No Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or amalgamate or merge with or into (whether or not it is the surviving Person) another Person, other than the Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person (if other than the Issuer or a Subsidiary Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Subsidiary Guarantor) formed by or surviving any such consolidation or amalgamation or merger assumes all the obligations of that Subsidiary Guarantor, as applicable, under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such transfer does not violate Section 4.10.

(e) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, merger, amalgamation, or winding up, in each case including by way of an arrangement, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Subsidiary Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer or a Subsidiary Guarantor, as applicable, is merged with or into, or amalgamated or consolidated with or wound up into, or undergoes an arrangement with, or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, assignment, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Subsidiary Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Subsidiary Guarantor, as applicable), and may exercise every right and power of the Issuer or such Subsidiary Guarantor, as applicable, under this Indenture, the Notes and the Note Guarantees with the same effect as if such successor Person had been named as the Issuer or such Subsidiary Guarantor, as applicable, herein; provided that, in the case of a lease of all or substantially all its assets, the Issuer shall not be released from the obligation to pay the principal of and interest on the Notes, and a Subsidiary Guarantor shall not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes (including the failure to make payment on a Change of Control Payment Date);

(3) failure by the Issuer or any Restricted Subsidiary of the Issuer to comply with Section 5.01;

(4) failure by the Issuer or any Restricted Subsidiary of the Issuer for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than Designated SPE Debt, but including any Guarantee of Designated SPE Debt) by the Issuer or any Restricted Subsidiary of the Issuer (or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer), other than Indebtedness owed to the Issuer or its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains unpaid, aggregates $30.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage) in excess of $30.0 million or its foreign currency equivalent against the Issuer or any Restricted Subsidiary of the Issuer, the failure by the Issuer or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary of the Issuer is declared to be unenforceable or invalid by any judgment or decree or ceases for any reason to be in full force and effect, or the Issuer or any Subsidiary Guarantor or any Person acting on behalf of the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Note Guarantee and any such Default continues for 10 days after receipt of the notice specified in this Indenture;

(8) the Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustees, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(b) appoints a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustees, sequestrator or other similar official of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(c) orders the liquidation, dissolution, readjustment of debt, reorganization or winding up of the Issuer, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1) the default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured by the Issuer or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto, and

(2) (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and all outstanding amounts owing to the Trustee have been paid.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer) occurs and is continuing, the Trustee (acting at the direction of the Holders of at least 25% in principal amount of the then outstanding Notes) by written notice to the Issuer, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer and the Trustee, may, and Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Upon the effectiveness of such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b) If an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder (including any related payment default that resulted from such acceleration), except:

(1) a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes; and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and shall be deemed annulled, waived and rescinded without any further action required.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Notes or any Note Guarantee, or that such Trustee determine in good faith is unduly prejudicial to the rights of any other Holder or that would involve such Trustee in personal liability or expense for which such Trustee has not been offered an indemnity reasonably satisfactory to them.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes or for the appointment of a receiver or the Trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 35% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy in its own name as the Trustee under this Indenture;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to each of them against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; and

(5) the Holders of a majority aggregate in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of each of the Trustee, their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Subsidiary Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to each of them for the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and counsel, and any other amounts due to the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their respective agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee and its respective agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, instruments, notices, directions, certificates and/or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee may (but shall in no way be obligated to) make further inquiry or investigation into such facts or materials as it sees fit.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or bad faith or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of at least 25% in the principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture or believed by it to be authorized or permitted by this Indenture.

(d) Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Article 7.

Section 7.02 Rights of Trustee.

(a) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely on any document, resolution, statement, notice, direction, certificate and/or opinion believed by it to be genuine and to have been signed or presented by the proper Person.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both conforming to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, but the Trustee may require of the Issuer full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for anything other than its negligence, bad faith or willful misconduct;

(i) Except for an Event of Default under Sections 6.01(a)(1) or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of such Trustee has actual knowledge thereof or shall have received from the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding written notice thereof at the Corporate Trust Office of such Trustee, and such notice references the Notes and this Indenture. In the absence of any such notice or actual knowledge, and except for a Default under Sections 6.01(1) or (2) hereof, the Trustee may conclusively assume that no Default or Event of Default exists.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including their respective right to be indemnified, are extended to, and shall be enforceable by, the Agents and to each other agent, custodian and Person employed to act hereunder.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) Any request or direction of the Issuer or other Person mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or certificate of an Officer of such other Person and any resolution of the Board of Directors of the Issuer or of such other Person may be sufficiently evidenced by a board resolution certified by the secretary or assistant secretary (or similar officer) of such Person.

(n) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be updated and delivered to such Trustee at any time by the Issuer in its discretion.

(o) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the percentage of Holders specified herein unless such Holders shall have furnished to (or caused to be furnished to) such Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by such Trustee therein or thereby.

(p) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(q) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of their respective duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon them.

(r) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(s) To help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with such Trustee. The Trustee shall ask for the name, address, tax identification number and other information that shall allow such Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(t) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that such Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail shall be encrypted. The recipient of the email communication shall be required to complete a one-time registration process.

Section 7.03 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar or any other agent of the Trustee may do the same with like rights.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any other Person in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, that Trustee shall send to the other Trustee and each Holder a notice of the Default within

90 days after it occurs. Except in the case of a Default specified in Section 6.01(a)(1) or (2), the Trustee may withhold from the Holders notice of any continuing Default if that Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its services as shall be agreed to in writing from time to time by the Issuer, the Subsidiary Guarantors and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee, their agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, damage, claim (whether asserted by the Issuer, a Subsidiary Guarantor, a Holder or any other person) or expense (including reasonable compensation and expenses and disbursements of the Trustee’s counsel) arising out of or in connection with the administration of this trust and the performance of its duties, or in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights or powers hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by a Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee may have separate counsel of its selection and the Issuer shall pay the fees and expenses of such counsel reasonably acceptable to the Issuer; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such defense unless there is a conflict of interest between the Issuer and either of the Trustee in connection with such defense as determined by such Trustee in consultation with counsel or if there are additional or separate defenses available to such Trustee that are not available to the Issuer and the Issuer is unable to assert any such defense on the Trustee’s behalf. Notwithstanding the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by either the Trustee through its own willful misconduct, bad faith or negligence.

(b) To secure the Issuer’s payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in their respective capacities as Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(c) The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) Either of the Trustee may resign at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying such Trustee and the Issuer in writing. The Issuer shall remove the Trustee if:

(1) such Trustee fails to comply with Section 7.10;

(2) such Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to such Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of such Trustee or its property; or

(4) such Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or has been removed by the Holders, Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and address of its corporate trust office. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible under this Indenture, be the successor to such Trustee, as applicable.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to such Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to such Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of such Trustee shall have.

Section 7.10 Eligibility; Disqualification.

There shall at all times be at least one Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $15.0 million as set forth in its most recent annual report of condition.

Section 7.11 No Liability for Co-Trustee.

No Trustee appointed hereunder shall be personally liable or responsible by reason of any act or omission of any other Trustee hereunder.

Section 7.12 Limitation on Trustee’s Liability.

Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Issuer for payment or satisfaction thereof.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its Legal Defeasance option, the Note Guarantees in effect at such time shall terminate.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.10, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 9.07 and Section 5.01(a)(3) and (4) and (d) with respect to the outstanding Notes, and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (solely with respect to the failure of the Issuer to comply with Section 5.01(a)(3) and (4) and (d)), 6.01(a)(4) (solely with respect to Sections that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(8) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries of the Issuer that, taken together would constitute a Significant Subsidiary) and 6.01(a)(9) (solely with respect to Significant Subsidiaries or a group of Restricted Subsidiaries of the Issuer that, taken together would constitute a Significant Subsidiary), in each case, shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, for the benefit of the holders of the Notes, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States or Canada, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel confirming that (a) the Issuer has received from, or there has been published by, the Canada Revenue Agency a ruling or (b) since the Issue Date, there has been a change in the applicable Canadian federal, provincial and territorial income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal, provincial and territorial income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal, provincial and territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(5) in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal, provincial and territorial income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal, provincial and territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Subsidiary of the Issuer is a party or by which the Issuer or any Restricted Subsidiary of the Issuer is bound;

(7) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(8) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) (which the Trustee shall not be obligated to reinvest) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by such Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary Guarantor acting as Paying Agent) as such Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, each Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees to:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets in accordance with Section 5.01;

(4) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(5) [reserved];

(6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Circular;

(7) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture;

(8) to allow any Subsidiary Guarantor to execute a supplemental indenture (which supplemental indenture need not be executed by the Issuer or any other Subsidiary Guarantor) and/or a Note Guarantee with respect to the Notes; or

(9) to comply with the rules of any applicable securities depository.

(b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer and, subject to clause (a)(8) above, the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a written notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.02 With Consent of Holders.

(a) Except as provided in this Section 9.02, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and any Note Guarantee (and any documents related thereto) with the consent of the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, no amendment, supplement or waiver under this Section 9.02 may:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 3.10, 4.10 or Section 4.14 and other than provisions specifying the notice periods for effecting a redemption);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.10, 4.10 or Section 4.14);

(8) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) impair the right of any Holder of the Notes to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(10) make any change to or modify the ranking as to contractual right of payment of any such Note or related Note Guarantee that would adversely affect the Holders of the Notes; or

(11) make any change in the preceding amendment and waiver provisions.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver that is effective in accordance with this Indenture thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of such Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive and shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.07 Payments for Consent.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes, in their capacity as such, for any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to holders of Notes by the Issuer or any of its Restricted Subsidiaries (including an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act or other applicable securities laws, the Issuer and its Restricted Subsidiaries may offer and issue such securities only to holders of Notes who are eligible to receive such securities in accordance with such exemption from registration or similar exemptions.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder authenticated and delivered by the Trustee and to the Trustee and Agents and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders, the Trustee or any Agent hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, Subsidiary Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.

(f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i) All Subsidiary Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Subsidiary Guarantor (a “Funding Guarantor”) under its Notes Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Notes Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Notes Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance or financial assistance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state, Canadian, provincial or foreign law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Notes Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(i). For the avoidance of doubt, nothing in this Section 10.01(i) shall limit or impair, by implication or otherwise, each Subsidiary Guarantor’s obligations under its Note Guarantee.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance, a fraudulent transfer or financial assistance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, Canadian, provincial, state or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 10.03 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer, director, general manager or person holding an equivalent title.

(b) Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e) If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Note Guarantees.

(a) A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Issuer or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee:

(1) (i) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10;

(ii) in connection with any sale or other disposition of the Capital Stock of that Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10;

(iii) if the Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(iv) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided below under Article 8 and Article 11;

(v) upon delivery of a Covenant Suspension Event Notice pursuant to a Covenant Suspension Event;

(vi) upon request of the Issuer and certification that the applicable Subsidiary Guarantor is an Immaterial Subsidiary; provided that if such released Subsidiary Guarantor ceases to be an Immaterial Subsidiary and is otherwise required to be a Subsidiary Guarantor, it shall again provide a Note Guarantee; provided, further, however, that, if immediately after giving effect to such release the aggregate amount of Consolidated Tangible Assets held by all Immaterial Subsidiaries (other than Immaterial Subsidiaries that are Subsidiary Guarantors) would exceed 5% of Consolidated Tangible Assets of the Issuer, no such release shall occur; or

(vii) in connection with the dissolution of such Subsidiary Guarantor under applicable law.

and

(2) If any Subsidiary Guarantor is released from its Note Guarantee, any of its Subsidiaries that are Subsidiary Guarantors shall also be released from their Note Guarantees, if any.

(b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee. The Issuer shall provide prompt notice to the Trustee of any release of a Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes when (1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or non-callable Government Securities, or a combination thereof, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a redemption date, the amount to be deposited shall be the amount that, as of the date of such deposit, is reasonably deemed sufficient to make such payment and discharge on the redemption date, in the good-faith determination of the Board of Directors of the Issuer pursuant to a resolution of the Board of Directors of the Issuer and as evidenced by an Officer’s Certificate);

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the incurrence of any Lien in respect thereof) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;

(3) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b) In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee, in each case stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(1)(b), Section 11.02 and Section 8.06 shall survive.

Section 11.02 Application of Trust Money.

(a) Subject to Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash held in U.S. dollars or U.S. dollar-denominated Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 [Reserved].

Section 12.02 Notices.

(a) Any notice or communication to the Issuer, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by electronic transmission in PDF format with transmission confirmed. In each case, the notice or communication shall be addressed as follows:

if to the Issuer or any Subsidiary Guarantor:

Brookfield Residential Properties Inc.

4906 Richard Road S.W.,

Calgary, Alberta

T3E 6L1

Canada

Attention: General counsel

Fax: 403-231-8960

Email: Shane.Pearson@brookfieldrp.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York

10006

Fax: 212-225-3999

Email: afleisher@cgsh.com

Attention: Adam Fleisher

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

150 East 42nd Street, 40th Floor

New York, New York 10017

Office: (917) 260-1550

Fax: (917) 260-1593/FaxCom (866) 529-8754

E-mail: yana.kislenko@wellsfargo.com

Attention: Yana Kislenko – Brookfield Residential Properties Inc.

The Issuer, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; receipt acknowledged, if sent by facsimile or electronic transmission (in PDF format); or five days after mailing, if mailed by first-class mail to the address above in Section 12.02(a); provided that any notice or communication delivered to the Trustee shall be deemed effective only upon receipt thereof by a Responsible Officer of the Trustee.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as either of the Trustee deem acceptable and shall be deemed to be sufficiently given if so sent within the time prescribed. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in PDF format); provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to such Trustee within two Business Days, (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions and (3) receipt of such unsecured facsimile or electronic transmissions is confirmed by a Responsible Officer of the Trustee. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from such Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If the Issuer sends a notice or communication to Holders, it shall mail a copy to each of the Trustee and the Agent at the same time.

Section 12.03 Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee, Registrars or Paying Agents may make reasonable rules and set reasonable requirements for their respective functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Members, Partners and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of the Issuer or any Subsidiary Guarantor shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors and assigns. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 12.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for such Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.16 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.17 Submission to Jurisdiction.

The Issuer and each Subsidiary not organized under the laws of the United States, any state thereof or the District of Columbia irrevocably and unconditionally: (1) submits itself and its property in any legal action or proceeding relating to this Indenture, the Notes and, as applicable, its Note Guarantee for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, with respect to actions brought against it as defendant; (2) consented that any such action or proceeding may be brought in such courts and waived any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agreed not to plead or claim the same; (3) designated and appointed Brookfield Residential US Corporation as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Indenture, the Notes and, as applicable, its Note Guarantee that may be instituted in any federal or state court in the State of New York (and Brookfield Residential US Corporation has accepted such appointments); and (4) agreed that service of any process, summons, notice or document by U.S. registered mail addressed to Brookfield Residential US Corporation, Attn: Corporate Secretary, with written notice of said service to such Person at 200 Vesey Street, 10th Floor, 3 World Financial Center, New York, NY 10281 shall be effective service of process for any action, suit or proceeding brought in any such court.

Section 12.18 Waiver of Immunity.

To the extent that each of the Issuer and the Subsidiary Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Issuer and the Subsidiary Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Issuer and the Subsidiary Guarantors or any other matter under or arising out of or in connection with this Indenture, to the extent permitted by applicable law, each of the Issuer and the Subsidiary Guarantors hereby irrevocably and unconditionally waives or shall waive such right, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 12.19 Conversion of Currency.

The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or any Subsidiary Guarantor under or in connection with the Notes, including damages. Any amount with respect to the Notes received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Subsidiary Guarantor or otherwise by any noteholder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Subsidiary Guarantor shall only constitute a discharge to the Issuer or any Subsidiary Guarantor to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under the Notes, the Issuer and each Subsidiary Guarantor shall indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuer and each Subsidiary Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it shall be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and each Subsidiary Guarantor’s other obligations shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Notes or to the Trustee. For the purposes of determining the amount in a currency other than U.S. dollars, such amount shall be determined using the Exchange Rate then in effect.

“Exchange Rate” means, on any day, with respect to any currency, the rate at which the currency other than U.S. dollars may be exchanged into U.S. dollars at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by the Issuer in good faith.

[Signatures on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.

Very truly yours,

Brookfield Residential Properties Inc.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

The foregoing Agreement

    is hereby confirmed and accepted

    as of the date first above written.

Brookfield Residential (Alberta) LP

By:	Carma Ltd., General Partner

By:	/s/ Shane Pearson
Name: Shane Pearson
Title: Secretary

By:	Carma, Ltd., General Partner in its capacity as Attorney and Agent for the Limited Partner

By:	/s/ Shane Pearson
Name: Shane Pearson
Title: Secretary

Brookfield Homes (Ontario) Limited

By:	/s/ Shane Pearson
Name: Shane Pearson
Title: Vice President and Secretary

[Signature Page to the Indenture]

Carma Ltd.

By:	/s/ Shane Pearson
Name: Shane Pearson
Title: Secretary

Brookfield Residential US Corporation

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Residential (US) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield Homes (US) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Residential (Colorado) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Authorized Signatory

Brookfield (Colorado) Management LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

[Signature Page to the Indenture]

Brookfield Residential (Texas) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield (Texas) Management LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield Residential (Missouri) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield Homes Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Vice President

Brookfield Homes Services LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

[Signature Page to the Indenture]

BHIP Management LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Financial California LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: President

Brookfield California Land Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

California Customer Care LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield San Diego Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Brookfield Del Mar Builders Inc.

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

[Signature Page to Indenture]

Brookfield Homes Southern California LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Brookfield Southland Builders Inc.

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Los Angeles Builders Inc.

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Southern California Land LLC

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Land Services LLC

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Land Construction Inc.

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

[Signature Page to Indenture]

BHC BrookCal LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

BH Hawaii Holdings LLC

By:	/s/ Warren E. Krug
Name: Warren E. Krug
Title: Chief Financial Officer

Brookfield Bay Area Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Brookfield Norcal Builders Inc.

By:	/s/ William B. Seith
Name: William B. Seith
Title: Secretary

Brookfield Southern California Holdings LLC

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Sacramento Holdings LLC

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: President and Chief Financial Officer

[Signature Page to Indenture]

Brookfield Washington, LLC

By:	/s/ Kimberly Mackmin
Name: Kimberly Mackmin
Title: Vice President, Finance

Coscan Columbia Inc.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

Carma Financial LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield SD Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Brookfield Homes Design Studio LLC

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Chief Financial Officer

Coscan Maryland LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer

[Signature Page to Indenture]

Playa November Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Playa Residential Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

PP1CL Holdings LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Vice President

Brookfield Playa Management Inc.

By:	/s/ Richard T. Whitney
Name: Richard T. Whitney
Title: Vice President

Keswick Homes, LLC

By:	/s/ Kimberly Mackmin
Name: Kimberly Mackmin
Title: Secretary and Treasurer

[Signature Page to Indenture]

Brookfield Management Washington L.L.C.

By:	/s/ Kimberly Mackmin
Name: Kimberly Mackmin
Title: Vice President, Finance

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO

INITIAL NOTES AND ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems clearance system or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Canadian Restricted Legend”	2.3(d)
“Definitive Notes Legend”	2.3(d)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(d)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(d)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”), provided that, in the case of Initial Notes offered or sold to or for the benefit of residents of Canada, such offers or sales are made on a private placement basis only in the provinces of Canada in accordance with applicable Canadian Securities Legislation. Such Initial Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S, in each case in accordance with applicable Canadian Securities Legislation.

(b) Global Notes. Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”) in the case of the Initial Notes, in each case without interest coupons and bearing the applicable Global Notes Legend and applicable Restricted Notes Legend and Canadian Restricted Legend, which shall be duly executed by the Issuer, authenticated by the Trustee, and registered in the name of the Depositary or a nominee of such Depositary, deposited on behalf of the purchasers of such Notes represented thereby with the applicable Custodian or Depositary, in each case in accordance with the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A, and pursuant to an Authentication Order of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by such Depositary or by the Custodian, or under such Global Note, and such Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

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Section 2.2 Authentication Order. The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order from the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000, (b) subject to the terms of the Indenture, Additional Notes, and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with the Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Notes in definitive form are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to Section 2.3(b) of this Appendix A or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred (I) pursuant to an exemption from registration in accordance with (i) Rule 144A, (ii) Regulation S, (iii) Rule 144 under the Securities Act or (iv) in reliance upon another exemption from the registration requirements of the Securities Act, or (II) in reliance upon an exemption from the prospectus requirements of Canadian Securities Legislation, if applicable, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer or the Trustee so requests in connection with transfers described in clauses (ii), (iii) or (iv), an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

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(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a Person whom the transferor reasonably believes is a QIB and in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, and in each case in accordance with Canadian Securities Legislation, if applicable, or (B) such other certification and, in the case of transfers described in clause (A)(3) above, Opinion of Counsel as the Issuer or the Trustee shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Issuer may issue and the Trustee shall authenticate, upon receipt of an Authentication Order of the Issuer in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of such Depositary to be credited with a beneficial interest in such Global Note or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act.

(i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. If the Issuer or the Trustee so requests in connection with transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, other than a transfer to a beneficial interest in a Rule 144A Global Note, such request for transfer shall be accompanied by an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legend set forth in Section 2.3(d)(i) of this Appendix A.

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(ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of such Depositary or by a nominee of the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor Depositary.

(d) Legends.

(i) Except as permitted by this Section 2.3(d) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”; and the second paragraph of which is herein referred to as the “Canadian Restricted Legend”):

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT PRIOR TO, IN THE CASE OF 144A NOTES, THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE), THE DATE OF ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DAY ON WHICH WE OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT THE ISSUER, THE TRUSTEES AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES,

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TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEES. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER ONLY AT THE DIRECTION AND IN THE ABSOLUTE DISCRETION OF THE ISSUER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

UNDER CANADIAN SECURITIES LAWS, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ORIGINAL DISTRIBUTION DATE OF THE NOTES].

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO BROOKFIELD RESIDENTIAL PROPERTIES INC. ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes).

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(iii) The Canadian Restricted Legend shall appear on any Initial Notes or Additional Notes until the date that is four months and a day after the original distribution date of the Initial Notes or Additional Notes, as the case may be.

Notwithstanding the foregoing, the Restricted Notes Legend need not appear on any Additional Note issued under an effective registration statement under the Securities Act and the Canadian Restricted Legend need not appear on any Additional Note issued under a prospectus accepted under applicable Canadian securities legislation.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or Custodian, to reflect such reduction.

(f) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.14 and 9.05 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agents or the Registrars may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agents or the Registrars shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v) The Registrars and the Trustee may request such evidence as may be reasonably requested by them to determine the identity and signatures of the transferor and the transferee.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominees or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any

7

participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Any purported transfer of such note, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in this Section 2.3 shall be of no force and effect and shall be null and void ab initio.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act or otherwise ceases to be eligible as a depositary and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture. In addition, any Affiliate of the Issuer or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuer or the Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000, registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d) of this Appendix A, bear the Restricted Notes Legend.

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(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer shall within a reasonable period make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE

[[•]]% Senior Notes due 2020

No. [A-__] [S-__]                                                                                                                   [Up to]2 [$            ]

BROOKFIELD RESIDENTIAL PROPERTIES INC.

promises to pay to [CEDE & CO.]3 [            ] or registered assigns the principal sum [$            (            Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $            (            Dollars)]5 on December [•], 2020.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2013

Record Dates: June 1 and December 1

[1]	$ Rule 144A Initial Note CUSIP/ISIN: [11283W AA2 / US11283WAA27]

$ Regulation S Initial Note CUSIP/ISIN: [C14459 AA6 / USC14459AA63]

[2]	Include in Global Notes.
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [            ] [__], [__]

[Reverse Side of Note]

[•]% Senior Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Brookfield Residential Properties Inc., a corporation incorporated under the laws of Ontario (the “Issuer”), promises to pay interest on the principal amount of this Note at [•]% per annum from and including December [•], 2012 until but excluding maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be June 15, 2013. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of 12 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent (except for purposes of Article 8 of the Indenture) or Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December [•], 2012 (the “Indenture”), among the Issuer, the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [•]% Senior Notes due 2020. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture (which for greater certainty includes the right of exchange of the Notes provided in Appendix A to the Indenture, which is an express term of this Note). The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and evidence as to the signature and identity of a transferor and transferee of the Notes, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and no reliance may be placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Brookfield Residential Properties Inc.

4906 Richard Road S.W.,

Calgary, Alberta

T3E 6L1

Canada

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                                                      (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1993, as amended, (“Rule 144A”) under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and in compliance with Canadian Securities Legislation, if applicable; or

(6)	☐	pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10         ☐ Section 4.14

(Asset Sale Offer)        (Change of Control Offer)

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [__], 20[__], among              (the “Guaranteeing Subsidiary”), a subsidiary of Brookfield Residential Properties Inc., a corporation incorporated under the laws of Ontario (the “Issuer”), and Wells Fargo Bank, National Association, as the Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December [•], 2012, providing for the issuance of an unlimited aggregate principal amount of [•]% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Subsidiary Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

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6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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